Exhibit (g)(4)
APPENDIX I

TO THE

AMENDMENT DATED JUNE 12, 2012 TO THE AMENDED AND RESTATED MASTER CUSTODIAN
 AGREEMENT DATED OCTOBER 17, 2008 BETWEEN THE DWS FUNDS AND BROWN BROTHERS HARRIMAN
 & CO.

LIST OF REGISTERED INVESTMENT COMPANIES UNDER THE DWS FUNDS BOARD

SUBJECT TO THE TERMS OF THE AMENDMENT TO THE CUSTODIAN AGREEMENT

Effective As Of November 1, 2012

Fund                                                                                                           Effective Date

DWS INTERNATIONAL FUND, INC., on behalf of its series

DWS Diversified International Equity Fund                                                                          February 1, 2011

DWS Emerging Markets Equity Fund                                                                                     October 17, 2008

DWS International Fund                                                                                                           November 1, 2012

DWS World Dividend Fund (f/k/a DWS Europe Equity Fund)                                          July 15, 2009

DWS GLOBAL/INTERNATIONAL FUND, INC.,

on behalf of its series

DWS Global Small Cap Growth Fund                                                                                       November 1, 2012

DWS Global Thematic Fund                                                                                                      October 17, 2008

DWS SECURITIES TRUST, on behalf of its series

DWS Gold & Precious Metals Fund                                                                                         March 1, 2011

DWS VARIABLE SERIES I, on behalf of its series

DWS Global Small Cap Growth VIP                                                                                           November 1, 2012

DWS International VIP                                                                                                                November 1, 2012

DWS VARIABLE SERIES II, on behalf of its series

DWS Diversified International Equity VIP                                                                                October 17, 2008

DWS Global Thematic VIP                                                                                                   October 17, 2008

BROWN BROTHERS HARRIMAN & CO.	EACH REGISTERED INVESTMENT COMPANY IDENTIFITED ON THIS APPENDIX I

By: /s/Michael A. Saunders	By: /s/John Millette

Name: Michael A. Saunders	Name: John Millette

Title: Managing Director	Title: Secretary